Exhibit 3.8

Document Processing Fee
  If document is on paper:                        $150.00
  If document is filed electronically:       $  25.00
Fees & forms/cover sheets
  are subject to change.
To file electronically, access instructions
  for this form/cover sheet and other
  information or print copies of filed
  documents, visit. www.sos.state.co.us
  and select Business Center.
20101261569 C $300.00 SECRETARY OF STATE 05-06-2010 16:01:08
Paper documents must be typed or machine printed.	ABOVE SPACE FOR OFFICE USE ONLY

Statement of Correction Correcting Information Other Than Principal Office Address
or Registered Agent Information
filed pursuant to §7-90-305 of the Colorado Revised Statutes (C.R.S.)

Document number	20071242975
(ofmfiled document to be corrected)

ID number	19981080097

1. Entity name:	DC Brands International, Inc.
(If changing the name of tht corporation, indicate name BEFORE the name change)

2. True name; (if different from the entity name)

The corrected statement(s) below correct(s) the corresponding incorrect statement(s) that is/are contained in the filed document identified by the document number above.

Complete the following sections as applicable. Leave the section blank if it does not apply. You must complete section 15.

3.	Corrections made below are intended to update the entity's current information ☐

         OR

Corrections made below are intended for historical purposes only, and not to update the entity's current information ☐.

4.	Correction of entity name of record

5.	Correction of true name of record

6.	Correction of entity form of record

7.	Correction of jurisdiction of formation of record

8.	Correction of delayed effective date of record (only for filed documents that have not become effective)
(mm/dd/yyyy)

9.	Correction of period of duration of record

If the entity's period of duration as corrected is perpetual, mark this box ☐

          OR

If period of duration is less than perpetual, state the date on which the period of duration expires:
(mm/dd/yyyy)

10.	If other information contained in the filed document is being corrected, mark this box ☑ and include an attachment stating the information to be corrected and each such correction.

11.
Correction regarding unauthorized filed document (if the filed document should not have been filed, mark this box ☐ and include an attachment stating each incorrect statement that is corrected by the statement of correction).
(only for filed documents that have become effective)

12.
If this statement of correction affects another record in the records of the Secretary of State, mark this box ☐ and include an attachment stating the entity name, true name, trade name, or trademark and the identification number of that record.

13.	If this statement of correction affects this record's status, mark this box ☐.

14.
(If this statement of correction revokes a filed document that states a delayed effective date but has not yet become effective, adopt the following statement by marking the box.)
☐ The filed document is revoked.

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

15.	The true name and mailing address of the individual causing this document to be delivered for filing are

Pearce	Richard
(Last)	(First)	(Middle)	(suffix)
9500 W. 49th Avenue
(Street number and name or Post Office information)
Wheatridge	CO	80033
(City)	(State)	(ZIP/Postal Code)
USA
(Province – if applicable)	(Country)

(If applicable, adopt the following statement by marking the box and include an attachement)
☑	This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user's legal, business or tax advisor(s).

Exhibit A

SECTION 1.2 - All instances of "on an as converted basis" shall be deleted.

SECTION 2.1 - shall be deleted in its entirety.

SECTION 4 - shall be deleted in its entirety.

SECTION 5.1 - All instances of "on an as converted basis" shall be deleted.

SECTION 5.2 - The words "the number of Conversion Shares" shall be replaced with "56.25% of the outstanding voting stock."

SECTION 5 shall become SECTION 4 and SECTION 6 shall become SECTION 5.